( BW)(FL-APPLIED-DIGITAL)(ADSX)(SYCM) Applied Digital Solutions Agrees to Acquire Controlling Interest in SysComm International Corporation

                       Business Editors, High Tech Writers

       PALM BEACH, Fla. & SHIRLEY, N.Y.--(BUSINESS WIRE)--Nov. 14, 2000--

     SysComm to acquire majority interest in Applied Digital's Information
                        Products Center, Inc. Subsidiary;

        Applied Digital Solutions CFO David A. Loppert to assume position of CEO of Syscomm International Corporation

         Applied Digital Solutions, Inc. (Nasdaq: ADSX) and SysComm International Corporation (Nasdaq SmallCap: SYCM) jointly announced today that Applied Digital has agreed to acquire a controlling interest in SysComm International Corporation from its founder, John Spielberger.

         SysComm provides network and systems integration and is a reseller of computer hardware.

         In a related transaction, SysComm will acquire majority ownership of Applied Digital Solutions' Information Products Center, Inc. ("IPC") subsidiary, a system integrator using the Intel platform. The combined SysComm/IPC unit will offer a product mix that leverages the expertise and market segment of each. David Loppert, CFO of Applied Digital Solutions, will be named CEO of SysComm.

         In a statement, Richard J. Sullivan, Chairman and CEO of Applied Digital Solutions, explained the significance of the newly acquired interest:
"This is an important move for us. We have recognized for some time that fair market value for some of our assets was not accurately reflected in our overall valuation. We have developed a strategy aimed at moving these assets into the public markets and creating value for our shareholders. This strategy, when more widely employed, will also allow us to continue to grow the CTII(TM) concept, allowing each of our technology groups the ability to identify and act upon opportunities. We see this as an opportunity to more fully recognize the value of these assets and as a potential means of rewarding shareholders with participation in each of these ventures. The abundant synergies between SysComm and IPC make this an ideal model for implementation of this strategy. "

         Mr. Sullivan continued: "David Loppert's ability to help guide Applied Digital and demonstrate fiscal responsibility through our early stages of growth is well-documented. With his leadership, we are confident that SysComm will experience renewed vigor and significant growth. With David at the helm of SysComm, we anticipate being the major shareholder of a company with a very bright future." Mr. Loppert will continue with his duties at Applied Digital Solutions until his successor is named. Anat Ebenstein, President of IPC, will be named to the position of COO at SysComm. Mr. Spielberger will continue to serve SysComm in a consultative role.


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About SysComm International Corporation

         SysComm International Corporation, through its wholly owed InfoTech subsidiary, provides comprehensive information technology solutions to Fortune 1000 companies as a value-added systems integrator of computer hardware and software as well as providing a full range of e-business solutions from web design and hosting through enterprise systems management. The Company, which designs, configures, installs and supports mid-range mainframe and data storage systems as well as personal computers, offers leading edge capabilities in business intelligence and client-server applications and systems management for the financial services, health care, education, government and general commercial sectors. For more information, visit the Company's website at www.infotechUSA.com.

About Applied Digital Solutions

         Applied Digital Solutions is a leading edge, single-source provider of e-business solutions. The company differentiates itself in the marketplace by enabling e-business through Computer Telephony Internet Integration (CTII). With five-year growth (from 1994 to 1998) of 64,012%, Applied Digital Solutions is ranked as the fifth fastest-growing technology company by Deloitte & Touche in its 1999 Technology Fast 500 listing. For more information, visit the company's web site at www.adsx.com.

         Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are `forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. The Company intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.